[Letterhead of M&K CPAS, PLLC


January 7, 2009

Securities and Exchange Commission
100 F Street NE
Washington DC 20549

Re:  Pinnacle Resources, Inc.

We have read Item 4.01 of Form 8-K dated January 7, 2009 of Pinnacle Resources, Inc. and are in agreement with the statements contained therein as they pertain to our firm.

We have no basis to agree or disagree with any statements related to the successor auditor.

Very truly yours,



/s/ M&K CPAS, PLLC
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M&K CPAS, PLLC
Houston, Texas